Exhibit 10.11.3

EXECUTION COPY

SECOND AMENDMENT TO LOAN AGREEMENT

THE INDUSTRIAL DEVELOPMENT AUTHORITY

OF THE COUNTY OF PIMA,

as Issuer

GLOBAL WATER RESOURCES, LLC

as Company

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

amending a Loan Agreement

dated as of December 1, 2006, as amended by a First Amendment to Loan Agreement dated as of

November 1,2007

pertaining to

$24,550,000

The Industrial Development Authority

of the County of Pima

Water and Wastewater Revenue Bonds

(Global Water Resources, LLC Project)

Series 2008

Dated as of August 1, 2008

TABLE OF CONTENTS

		Page

ARTICLE I DEFINITIONS

Section 1.1.	Definitions	3

ARTICLE II REPRESENTATION AND COVENANTS

Section 2.1.	Representations of the Issuer	3

Section 2.2.	Representations and Covenants of the Company	4

ARTICLE III ISSUANCE OF THE SERIES 2008 BONDS AND DISBURSEMENT OF BOND PROCEEDS

Section 3.1.	Issuance of the Series 2008 Bonds; Application of Proceeds	10

Section 3.2.	Disbursements from the Series 2008 Project Fund	10

ARTICLE IV SERIES 2008 LOAN BY ISSUER; REPAYMENT OF THE SERIES 2008 LOAN; LOAN PAYMENTS AND ADDITIONAL PAYMENTS

Section 4.1.	Loan Repayment; Delivery of Notes	12
ARTICLE V ARTICLE VI MISCELLANEOUS

Section 6.1.	Effect of this Second Amendment to Loan Agreement	15

Section 6.2.	Notice of A.R.S. Section 38-511 – Cancellation	16

Section 6.3.	Counterparts	16

Section 6.4.	Consent	16

EXHIBIT A	FORM OF SERIES 2008 PROJECT NOTE

EXHIBIT B	PALO VERDE WATER FACILITY PROJECT DESCRIPTION

EXHIBIT C	SANTA CRUZ WATER FACILITY PROJECT DESCRIPTION

EXHIBIT D	COST OF ISSUANCE

EXHIBIT E	FORM OF DISBURSEMENT SCHEDULE

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT, (the “Second Amendment to Loan Agreement”) dated as of August 1, 2008, by and among THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA (the “Issuer”), a nonprofit corporation designated as a political subdivision of the State of Arizona (the “State”), GLOBAL WATER RESOURCES LLC, a Delaware limited liability company duly organized and validly existing under the laws of the State (the “Company”), and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”) amends and modifies that certain Loan Agreement dated as of December 1, 2006 (the “Series 2006 Loan Agreement”) as amended by a First Amendment to Loan Agreement dated as of November 1, 2007 (the “First Amendment to Loan Agreement” and together with the Series 2006 Loan Agreement and Second Amendment to Loan Agreement, the “Loan Agreement”) among the Issuer, the Company and Trustee.

W I T N E S S E T H:

WHEREAS, the Issuer has heretofore issued its Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2006 (the “Series 2006 Bonds”), pursuant to a Trust Indenture dated as of December 1, 2006 (the “Series 2006 Indenture”) by and between the Issuer and U.S. Bank National Association (the “Trustee”), the proceeds of which were used to fund a loan made to the Company, by the Issuer, pursuant to the terms of the Series 2006 Loan Agreement to provide financing or refinancing the costs of the acquisition, expansion, construction, improvement and equipping of facilities for wastewater treatment and water treatment, as well as water reclamation pipelines, water pipelines, and wastewater collection pipelines, consisting of water, wastewater and reclaimed water infrastructure for water and wastewater treatment, including water mains, sewer mains, reclaimed water mains, water treatment facilities, water distribution centers, wastewater lift stations, wastewater treatment facilities, and reclaimed water mixing and distribution centers as well as related information and management systems, located at 41265 West Hiller Road, Maricopa, Arizona 85239 in the City of Maricopa, Arizona (collectively, the “Series 2006 Project”); and

WHEREAS, the Issuer has also heretofore issued its Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2007 (the “Series 2007 Bonds”) pursuant to the Series 2006 Indenture as supplemented by a First Supplemental Trust Indenture dated as of November 1, 2007 (the “First Supplemental Indenture”) by and between the Issuer and the Trustee in order to provide funds to finance or refinance the costs of the acquisition, expansion, construction, improvement and equipping of water system major capital improvements, including a water distribution center, surface water treatment facility, water production facilities, and pipeline, and sewerage system major capital improvements, including a water reclamation facility, sewage lift stations, reclaimed water recharge facilities and pipelines, located in the City of Maricopa and in an unincorporated area of Pinal County, Arizona south of the Ak-Chin Indian Community in the City of Maricopa’s “Growing Smarter Planning Area” (the “Series 2007 Project”); and

WHEREAS, Section 11.01 of the Indenture, permits for the amendment of the Loan Agreement not requiring consent of Holders in connection with the issuance of Additional Bonds as specified in Section 2.04 of the Indenture; and

WHEREAS, the Company has requested the execution of this Second Amendment to Loan Agreement in order to facilitate the issuance of Additional Bonds to provide funds to finance or refinance the costs of the acquisition, expansion, construction, improvement and equipping of water system major capital improvements, including a water distribution center, surface water treatment facility, water production facilities, and pipeline, and sewerage system major capital improvements, including a water reclamation facility, sewage lift stations, reclaimed water recharge facilities and pipelines, located in the City of Maricopa and in an unincorporated area of Pinal County, Arizona south of the Ak-Chin Indian Community in the City of Maricopa’s “Growing Smarter Planning Area” (the “Series 2008 Project”); and

WHEREAS, the Issuer has determined to make amounts available in order to fund a loan to the Company in the principal amount of $24,550,000 evidenced by this Second Amendment to Loan Agreement (the “Series 2008 Loan”); and

WHEREAS, in order to provide funds necessary to enable the Issuer to make the Series 2008 Loan and pay certain related costs, the Issuer, pursuant to the Series 2006 Indenture, as amended by the First Supplemental Trust Indenture and as further amended by the Second Supplemental Trust Indenture of even date herewith by and between the Issuer and Trustee (the “Second Supplemental Indenture” and together with the Series 2006 Indenture and the First Supplemental Indenture, the “Indenture”), has authorized the issuance of its revenue bonds designated as “Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2008” in the principal amount of $24,550,000 (the “Series 2008 Bonds” and together with the Series 2006 Bonds, the Series 2007 Bonds and any Additional Bonds, the “Bonds”); and

WHEREAS, the Issuer and Trustee have received an opinion from Bond Counsel meeting the requirements of Section 2.04 of the Indenture; and

WHEREAS, in reliance upon such opinion from Bond Counsel, the Issuer is willing to execute and deliver this Second Amendment to Loan Agreement; and

WHEREAS, all things necessary to make the Loan Agreement as amended hereby the valid, binding and legal obligations of the Company, enforceable in accordance with its terms, have been done and performed, and the execution and delivery of this Second Amendment to Loan Agreement has been duly authorized; and

WHEREAS, capitalized terms used in this Second Amendment to Loan Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Series 2006 Indenture, the Series 2006 Loan Agreement, the First Supplemental Indenture, the First Amendment to Loan Agreement or the Second Supplemental Indenture.

NOW, THEREFORE, the parties hereto agree that the Series 2006 Loan Agreement, as amended by the First Amendment to Loan Agreement shall be and hereby is amended as set forth herein, as authorized by Section 11.01 of the Series 2006 Indenture.

ARTICLE I

DEFINITIONS

Section 1.1. Definitions.        Capitalized terms used in this Second Amendment to Loan Agreement and not otherwise defined herein shall have the meanings ascribed thereto in the Series 2006 Indenture, the Series 2006 Loan Agreement, the First Amendment to Loan Agreement, First Supplemental Indenture or the Second Supplemental Indenture. The following definitions are hereby added to the Loan Agreement:

“Second Supplemental Indenture” means that certain Second Supplemental Trust Indenture dated as of August 1, 2008 by and between the Issuer and the Trustee providing for the issuance of the Series 2008 Bonds.

“Series 2008 Bonds” means the Issuer’s Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project) Series 2008.

“Series 2008 Project Note” means the non-negotiable Promissory Note of the Company, dated October 1, 2008, in the form attached hereto as Exhibit A and in the principal amount of $24,550,000 evidencing the obligation of the Company to make Loan Payments, as it may be amended or restated hereunder.

“Series 2008 Project Facilities” means, collectively, the Global Water - Palo Verde Utilities Company Series 2008 Project Facilities and the Global Water - Santa Cruz Water Company Series 2008 Project Facilities described in Exhibit B and Exhibit C hereto (and more particularly described in the Plans and Specifications), together with any additions, modifications and substitutions to those facilities.

“Series 2008 Project Purposes” means constructing, installing, equipping or improving real and personal property comprising, Series 2008 Project Facilities to be used to furnish water and to collect sewage, or such use as may result from a change in the Plans and Specifications authorized by Section 3.2 of the Series 2006 Loan Agreement or which may otherwise be permitted by the Loan Agreement.

ARTICLE II

REPRESENTATION AND COVENANTS

Section 2.1. Representations of the Issuer.  The Issuer represents that:

(a)        The Issuer is a nonprofit corporation designated as a political subdivision of the State, created and existing under the Constitution and laws of the State;

(b)        The Issuer has found and hereby declares that the issuance of the Series 2008 Bonds to assist the financing of the Series 2008 Project is in furtherance of the public purposes set forth in the Act;

(c)        In order to finance the costs of the Series 2008 Project, in an amount estimated by the Company, the Issuer has duly authorized the execution, delivery, and performance on its part of the Purchase Contract, the Second Supplemental Indenture and this Second Amendment to Loan Agreement;

(d)        To accomplish the foregoing, the Issuer proposes to issue $24,550,000, in an aggregate principal amount of its Series 2008 Bonds immediately following the execution and delivery of this Second Amendment of Loan Agreement. The date, denomination or denominations, and other pertinent provisions with respect to the Series 2008 Bonds are set forth in the Second Supplemental Indenture;

(e)        The Issuer makes no representation or warranty that the amount of the Series 2008 Loan will be adequate or sufficient to finance the Series 2008 Project or that the Series 2008 Project will be adequate or sufficient for the purposes of the Company; and

(f)        The Issuer has not pledged, assigned, or granted, and will not pledge, assign, or grant any of its rights or interest in or under the Loan Agreement, as amended by the First Amendment to Loan Agreement, as further amended by this Second Amendment to Loan Agreement for any purpose other than as provided in the Series 2006 Indenture, as supplemented by the First Supplemental Indenture, as further supplemented by the Second Supplemental Indenture and any pledge, assignment or grant in violation of this (f) shall, to the extent permitted by law, be invalid.

Section 2.2. Representations and Covenants of the Company.        The Company represents and covenants that:

(a)        It is a limited liability company duly organized and validly existing under the laws of the State of Delaware and qualified to transact business in the State.

(b)        It has full corporate power to cause the Series 2008 Project to be developed, constructed, operated, equipped, and maintained by Global Water - Palo Verde Utilities Company and by Global Water - Santa Cruz Water Company so that it is, and continues to be, a “project” within the meaning of the Act. It is doing business in and is in good standing in the State and in each other jurisdiction where its ownership or lease of property or conduct of its business requires such qualification.

(c)        It has full power and authority to execute, deliver and perform this Second Amendment to Loan Agreement and the Series 2008 Project Note and to enter into and carry out the transactions contemplated by those documents. This Second Amendment to Loan Agreement and the Series 2008 Project Note have, by proper action, been duly authorized, and delivered by the Company and all steps necessary have been taken to constitute this Second Amendment to Loan Agreement and the Series 2008 Project Note valid and binding obligations of the Company.

(d)        The execution and delivery of this Second Amendment to Loan Agreement, the Series 2008 Project Note, the Security Agreement, the Intercreditor Agreement, the Continuing Disclosure Undertaking of the Company dated as of

October 1, 2008, and the Bond Purchase Agreement dated September 12, 2008 as supplemented on September 19, 2008 among the Issuer, the Company and Hutchinson, Shockey, Erley & Co. (collectively the “Company Documents”), and the consummation of the transactions therein contemplated, including the application of the proceeds of the Series 2008 Bonds as so contemplated, subject to the execution and delivery of the Intercreditor Agreement will not conflict with, or constitute a breach of, or default by the Company under its articles of organization, its operating agreement or any resolution of its Board of Directors in effect on the date hereof, indenture, mortgage, deed of trust, lease, note, loan agreement, or other agreement or instrument to which it is a party or by which it or its properties are bound, any order or opinion of the Arizona Corporation Commission, and will not constitute a violation of any other statute, order, rule, or regulation of any court or governmental agency or body having jurisdiction over it in existence on the date hereof or any of its activities or properties which would have an adverse effect on its activities or properties. It is not in breach, default, or in violation of any statute, indenture, mortgage, deed of trust, note, loan agreement, or other agreement or instrument which would allow the obligee or obligees thereof to take any action which would adversely affect its performance under the Company Documents and covenants that it will cause Global Water - Palo Verde Utilities Company and Global Water - Santa Cruz Water Company to comply with all conditions and requirements imposed on it by the ACC.

(e)        There are no actions, suits, or proceedings of any type whatsoever pending, or to its knowledge, threatened against or affecting the Company or Global Water - Palo Verde Utilities Company or Global Water - Santa Cruz Water Company or the assets, properties, or operations of any of them which, if determined adversely to the Company or its interests, would have a material adverse effect upon its operations or finances, except as disclosed in the Company Documents or the Preliminary Limited Offering Memorandum dated August 25, 2008 for the Series 2008 Bonds, or upon the validity or enforceability of the Company Documents and none of the Company or Global Water - Palo Verde Utilities Company or Global Water - Santa Cruz Water Company is in default with respect to any order or decree of any court or any order, regulation, or decree of any federal, state, municipal, or other governmental agency, which default would materially and adversely affect its operations, properties or its finances.

(f)        Neither the representations of the Company contained in the Company Documents nor any oral or written statement furnished by the Company to the Issuer or the Original Purchaser in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact that the Company has not disclosed to the Issuer or the Original Purchaser of the Series 2008 Bonds in writing that materially and adversely affects the properties, business, prospects, profits, or condition (financial or otherwise) of the Company or the ability of the Company to perform its obligations under the Company Documents or any documents or transactions contemplated hereby or thereby.

(g)        The Series 2008 Project as designed and as proposed to be operated or caused to be operated by the Global Water - Palo Verde Utilities Company or Global Water - Santa Cruz Water Company, when constructed in accordance with such design, will meet all material requirements of existing law, including material requirements of any federal, State, county, city or other governmental authority having jurisdiction over the Series 2008 Project or its use and operation and will be consistent with the Act.

(h)        The Company’s federal employer identification number is 20-0255460.

(i)        Reserved.

(j)        All representations of the Company contained herein or in any certificate or other instrument delivered by the Company pursuant hereto, or to the Series 2006 Indenture as supplemented by the First Supplemental Indenture, shall survive the execution and delivery thereof and the issuance, sale, and delivery of the Series 2008 Bonds as representations of facts existing as of the date of such execution and delivery of the instrument containing such representation.

(k)        The Series 2008 Project is and will be located within the limits of the City of Maricopa, Arizona and in an unincorporated area of Pinal County, Arizona.

(1)        The Series 2008 Project was commenced no earlier than October 6, 2006. 100% of the proceeds ($24,550,000) of the Bonds in the Construction Account of the Series 2008 Project Fund will be used to reimburse the Company for expenses incurred in connection with the Series 2008 Project.

(m)        There are no existing liens or encumbrances on property owned by the Company, Global Water - Palo Verde Utilities Company or Global Water - Santa Cruz Water Company (except for the Wells Fargo Credit Agreement) which now or could in the future materially adversely affect the property owned by the Company, Global Water - Palo Verde Utilities Company or Global Water - Santa Cruz Water Company or which could result in the property owned by the Company, Global Water - Palo Verde Utilities Company or Global Water - Santa Cruz Water Company being transferred to any other entity.

(n)        The Company presently intends to cause the Series 2008 Project to be used or operated in a manner consistent with the Series 2008 Project Purposes until the date on which the Bonds have been fully paid and knows of no reason why the Series 2008 Project will not be so operated. If, in the future, there is a cessation of that operation, it will use its best efforts to resume that operation or accomplish an alternate use by the Company, Global Water - Palo Verde Utilities Company or Global Water - Santa Cruz Water Company or others which will be consistent with the Act; provided, however, that this provision does not require the Company, Global Water - Palo Verde Utilities Company or Global Water - Santa Cruz Water Company to operate any portion of the Series 2008 Project after the Company shall determine in its discretion that such operations are no longer economic and does not prohibit the Company, Global Water - Palo Verde Utilities Company or Global Water - Santa Cruz Water Company from selling the Series 2008 Project or from merging into or consolidating with another corporation in accordance with Section 5.3 of the Series 2006 Loan Agreement.

(o)        The use of the Series 2008 Project as it is proposed to be operated, complies with all currently applicable material requirements of zoning, development, pollution control, water conservation, environmental, and other laws, regulations, rules and ordinances of the federal government and the State and the respective agencies thereof and the political subdivisions in which the Series 2008 Project is to be located.

(p)        The Company has obtained all necessary approvals of and licenses, permits, consents and franchises from federal, state, county, municipal or other governmental authorities having jurisdiction over the Series 2008 Project to acquire, construct, improve and equip the Series 2008 Project, and to enter into, and execute and perform its obligations under this Agreement and the other Company Documents, in each case under presently applicable law and regulations, other than permits and licenses which are not now required.

(q)        To the best of the Company’s actual knowledge, none of the current Issuer Indemnified Parties has any significant or conflicting interest, financial, employment or otherwise, in the Company, Global Water - Palo Verde Utilities Company or Global Water - Santa Cruz Water Company, the Series 2008 Project or in any of the transactions contemplated under the Company Documents.

(r)        There has been no material adverse change in the financial condition, prospects or business affairs of the Company, Global Water - Palo Verde Utilities Company or Global Water - Santa Cruz Water Company or the feasibility or physical condition of the Series 2008 Project subsequent to the date on which the Issuer granted its resolution approving the issuance of the Series 2008 Bonds.

(s)        The Company (a) understands the nature of the structure of the transactions related to the financing of the Series 2008 Project; (b) is familiar with all of the provisions of the Series 2006 Indenture, as supplemented by the First Supplemental Indenture and as further supplemented by the Second Supplemental Indenture and all documents and instruments related to such financing to which the Company or the Issuer is a party or to which the Company is a beneficiary; (c) understands the risk inherent in such transactions, including without limitation, the risk of loss of the Series 2008 Project; and (d) has not relied upon the Issuer for any guidance or expertise in analyzing the financial consequences of such financing transactions or otherwise relied upon the Issuer in any manner, except to issue the Series 2008 Bonds in order to provide funds for the Series 2008 Loan.

(t)        The Company hereby acknowledges receipt of the Series 2006 Indenture, as supplemented by the First Supplemental Indenture and as further supplemented by the Second Supplemental Indenture and agrees to be bound by their terms.

(u)        All representations of the Company contained herein or in any certificate or other instrument delivered by the Company pursuant hereto, to the Series 2006

Indenture, as supplemented by the First Supplemental Indenture and as further supplemented by the Second Supplemental Indenture or in connection with the transactions contemplated hereby or thereby, shall survive the execution and delivery hereof and thereof and the issuance, sale and delivery of the Series 2008 Bonds as representations of facts existing as of the date of execution and delivery of the instrument containing such representations.

(v)        At least 95% of the net proceeds of the Series 2008 Bonds (as defined in Section 150 of the Code) will be used to provide land or property of a character subject to the allowance for depreciation under Section 167 of the Code and to provide facilities which constitute “facilities for the furnishing of water” within the meaning of Section 142(a)(4) and/or facilities which constitute “sewage facilities” within the meaning of Section 142(a)(5) of the Code. The Company will not request or authorize any disbursement pursuant to Section 3.2 hereof, which, if paid, would result in less than 95% of the net proceeds of the Series 2008 Bonds being spent.

(w)        The costs of issuance financed by the Series 2008 Bonds will not exceed 2% of the aggregate face amount of the Series 2008 Bonds (within the meaning of Section 147(g) of the Code), and the Company will not request or authorize any disbursement pursuant to Section 3.2 of this Second Amendment to Loan Agreement or otherwise, which, if paid, would result in more than 2% of the aggregate face amount of the Series 2008 Bonds being so used. None of the proceeds of the Series 2008 Bonds will be used to provide working capital.

(x)        In accordance with Section 147(b) of the Code, the average maturity of the Series 2008 Bonds does not exceed 120% of the average reasonably expected economic life of the facilities being financed by the Series 2008 Bonds, determined as of the later of the date the Series 2008 Bonds are issued or the date the facilities are expected to be placed in service.

(y)        None of the proceeds of the Series 2008 Bonds will be used to provide any airplane, skybox or other private luxury box, or health club facility; any facility primarily used for gambling; or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

(z)        Less than 25% of the proceeds of the Series 2008 Bonds will be used directly or indirectly to acquire land or any interest therein.

(aa)        No portion of the proceeds of the Series 2008 Bonds will be used to acquire existing property or any interest therein unless such acquisition meets the rehabilitation requirements of Section 147(d) of the Code.

(bb)        The information furnished by the Company and used by the Issuer in preparing the certification pursuant to Section 148 of the Code and information statement pursuant to Section 149(e) of the Code, both referred to in the Bond Legislation, as well as the federal tax election referred to in the Bond Legislation, is accurate and complete as of the date of the issuance of the Series 2008 Bonds.

(cc)        In connection with any lease or grant by the Company of the use of the Series 2008 Project, the Company shall require that the lessee or user of any portion of the Series 2008 Project shall not (i) violate the covenant set forth in subsection (n) above and (ii) use that portion of the Series 2008 Project in any manner which would violate the covenants set forth in subsections (n), (o) and (v).

(dd)        After the expiration of any applicable temporary period under Section 148(d)(3) of the Code, at no time during any bond year will the aggregate amount of gross proceeds of the Series 2008 Bonds invested in higher yielding investments (within the meaning of Section 148(b) of the Code) exceed 150 percent of the debt service on the Series 2008 Bonds for such bond year and the aggregate amount of gross proceeds of the Series 2008 Bonds invested in higher yielding investments, if any, will be promptly and appropriately reduced as the amount of outstanding Series 2008 Bonds are reduced; provided, however, that the foregoing shall not require the sale or disposition of any investments in higher yielding investments if such sale or disposition would result in a loss which exceeds the amount which would be paid to the United States pursuant to Section 5.09 of the Indenture (but for such sale or disposition) at the time of such sale or disposition if a payment under Section 5.09 of the Indenture were due at such time.

At no time will any funds constituting gross proceeds of the Series 2008 Bonds be used in a manner as to constitute a prohibited payment under the applicable Regulations pertaining to, or in any other fashion as would constitute failure of compliance with, Section 148 of the Code.

For purposes of this subsection (dd), the terms “bond year,” “gross proceeds,” “higher yielding investments,” “yield,” and “debt service” have the meanings assigned to them for purposes of Section 148 of the Code.

(ee)        The Series 2008 Bonds are not “federally guaranteed” within the meaning of Section 149(b) of the Code.

(ff)        Until completion of an initial public offering of securities by the Company (or a successor) as a result of which the Company (or such successor) becomes subject to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Act”), which among other things requires the filing of quarterly and other periodic reports with the Securities and Exchange Commission (“SEC”), as well as during any quarterly period thereafter for which the Company is not required under Sections 13 or 15(d) of the Act to file quarterly reports, the Company shall provide Company-prepared unaudited quarterly reports of the Company within sixty (60) days following the end of each fiscal quarter, beginning with the fiscal quarter ending on September 30, 2008, in the same manner that the Company is required to file information under its Continuing Disclosure Undertaking executed with respect to the Series 2008 Bonds and containing the same financial information that would be required to be reported on a Form 10-Q filed with the SEC. Within two years following the date of delivery of the Series 2008 Bonds, and not less frequently than every two years thereafter, the Company shall use commercially reasonable efforts to obtain an investment grade rating to be assigned to the Series 2008 Bonds by a nationally recognized rating agency.

ARTICLE III

ISSUANCE OF THE SERIES 2008 BONDS AND DISBURSEMENT

OF BOND PROCEEDS

Section 3.1. Issuance of the Series 2008 Bonds; Application of Proceeds.  To provide funds to make the Series 2008 Loan for purposes of assisting in paying the Series 2008 Project Costs, the Issuer will issue, sell and deliver the Series 2008 Bonds to the Original Purchaser. The Series 2008 Bonds will be issued pursuant to the Indenture in the aggregate principal amount, will bear interest, will mature and will be subject to redemption as set forth therein.

The Company hereby approves the terms and conditions of the Second Supplemental Indenture and the Series 2008 Bonds, and of the terms and conditions under which the Series 2008 Bonds will be issued, sold and delivered.

The proceeds from the initial sale of the Series 2008 Bonds shall be paid over to the Trustee and deposited as described in Section 2.09 of the Second Supplemental Indenture.

Pending disbursement pursuant to Section 3.2 hereof, the proceeds deposited in the Series 2008 Project Fund, together with any investment earnings thereon, shall constitute a part of the Revenues assigned by the Issuer to the payment of Bond Service Charges as provided in the Indenture.

At the request of the Company, and for the purposes and upon fulfillment of the conditions specified in the Indenture, the Issuer may provide for the issuance, sale and delivery of Additional Bonds and loan the proceeds from the sale thereof to the Company.

Section 3.2. Disbursements from the Series 2008 Project Fund.        (a) Subject to the provisions below, disbursements from the Series 2008 Project Fund shall be made only to reimburse or pay the Company, or any person designated by the Company, for the following Series 2008 Project Costs:

(1)        Costs incurred directly or indirectly for or in connection with the construction, installation, equipment or improvement of the Series 2008 Project, including costs incurred in respect of the Series 2008 Project for preliminary planning and studies; architectural, legal, engineering, accounting, consulting, supervisory and other services; labor, services and materials; permit fees; and recording of documents and title work and acquisition of land. There shall be an initial disbursement from the Construction Account of the Series 2008 Project Fund to the Company in the approximate amount of $11,157,186 in order to reimburse the Company for expenses incurred in connection with the Series 2008 Project from and after April 20, 2008. This disbursement shall take place immediately upon closing.

(2)        Premiums attributable to any surety bonds and insurance taken out and maintained during the Construction Period with respect to the Project Site and the Project Facilities.

(3)        Taxes, assessments and other governmental charges in respect of the Series 2008 Project that may become due and payable during the Series 2008 Construction Period.

(4)        Costs incurred directly or indirectly in seeking to enforce any remedy against any contractor or subcontractor in respect of any actual or claimed default under any contract relating to the Project Facilities.

(5)        Financial, legal, accounting, printing and engraving fees, charges and expenses, and all other such fees, charges and expenses incurred in connection with the authorization, sale, issuance, and delivery of the Series 2008 Bonds, including, without limitation, the fees and expenses of the Trustee and any paying agent properly incurred under the Indenture that may become due and payable during the Series 2008 Construction Period; provided that the costs of issuance of the Series 2008 Bonds financed by the Series 2008 Bonds shall not exceed 2% of the aggregate face amount of the Series 2008 Bonds within the meaning of Section 147(g) of the Code and all such costs in excess of such 2% limit shall be paid from funds deposited into the Cost of Issuance Account of the Series 2008 Project Fund in the amounts set forth on Exhibit D hereto upon receipt of an invoice from the payee

(6)        Any other costs, expenses, fees and charges properly chargeable to the cost of construction, installation, equipment or improvement of the Series 2008 Project.

(7)        Payment of interest on the Series 2008 Bonds during the Series 2008 Construction Period.

(8)        Payments made to the Rebate Fund.

(b)        Any disbursements from the Series 2008 Project Fund for the payment of Series 2008 Project Costs shall be made by the Trustee only upon the written order of the Authorized Company Representative. Each such written order shall be in substantially the form of the disbursement request attached hereto as Exhibit E and shall be consecutively numbered and accompanied by invoices or other appropriate documentation supporting the payments or reimbursements requested.

(c)        Any disbursement for any item not described in, or the cost for which item is other than as described in, the information statement filed by the Issuer in connection with the issuance of the Series 2008 Bonds as required by Section 149(e) of the Code and referred to in Section 2.2 hereof, shall be accompanied by evidence satisfactory that the average reasonably expected economic life of the facilities being financed by the Series 2008 Bonds is not less than 5/6ths of the average maturity of the Series 2008 Bonds or, if such evidence is not presented with the disbursement or, by an opinion of Bond Counsel to the effect that such disbursement will not cause the interest on the Series 2008 Bonds to be included in the gross income of the Holders for federal income tax purposes.

(d)        In case any contract provides for the retention by the Company of a portion of the contract price, there shall be paid from the Series 2008 Project Fund only the net amount remaining after deduction of any such portion, and only when that retained amount is due and payable, may it be paid from the Series 2008 Project Fund.

(e)        Any moneys in the Series 2008 Project Fund remaining after the Completion Date and payment, or provision for payment, in full of the Series 2008 Project Costs, at the direction of the Authorized Company Representative, promptly shall be

(1)        used to acquire, construct, install, equip and improve such additional real or personal property in connection with the Series 2008 Project which shall constitute part of the Series 2008 Project as is designated by the Authorized Company Representative and the acquisition, construction, installation, equipment and improvement of which will be permitted under the Act, provided that any such use shall be accompanied by evidence satisfactory to the Holder that the average reasonably expected economic life of such additional property, together with the other property theretofore acquired with the proceeds of the Series 2008 Bonds, will not be less than 5/6ths of the average maturity of the Series 2008 Bonds or, if such evidence is not presented with the direction, an opinion of Bond Counsel to the effect that the acquisition of such additional property will not cause the interest on the Series 2008 Bonds to be included in the gross income of the Holders for federal income tax purposes;

(2)        used for the purchase of Series 2008 Bonds in the open market for the purpose of cancellation at prices not exceeding the full market value thereof plus accrued interest thereon to the date of payment therefor;

(3)        paid into the Bond Fund to be applied to the redemption or payment of the Series 2008 Bonds; or

(4)        a combination of the foregoing as is provided in that direction.

In all such cases, any payments made pursuant to this subparagraph (e) shall be made only to the extent that such use or application will not, in the opinion of Bond Counsel or under a ruling of the Internal Revenue Service, cause the interest on the Series 2008 Bonds to be included in the gross income of the Holders for federal income tax purposes.

ARTICLE IV

SERIES 2008 LOAN BY ISSUER; REPAYMENT OF THE SERIES 2008 LOAN;

LOAN PAYMENTS AND ADDITIONAL PAYMENTS

Section 4.1. Loan Repayment; Delivery of Notes.        (a) Upon the terms and conditions of the Series 2006 Loan Agreement, as amended by the First Amendment to Loan Agreement, as further amended by this Second Amendment to Loan Agreement, the Issuer will make the Series 2008 Loan to the Company. In consideration of and in repayment of the Series 2008 Loan, the Company shall make, as Loan Payments, payments which correspond, as to amount, to the Bond

Service Charges payable on the Series 2008 Bonds. All such Loan Payments shall be paid to the Trustee in accordance with the terms of the Project Note, the Series 2007 Project Note and the Series 2008 Project Note, shall be paid to the Trustee in immediately available funds on the Business Day prior to each day on which Bond Service Charges are payable on any Bonds and shall be held and disbursed in accordance with the provisions of the Indenture and the Loan Agreement for application to the payment of Bond Service Charges. The Series 2008 Loan and the Series 2008 Project Note shall be additionally secured by and in accordance with the terms of the Security Agreement on a parity with the Project Note and the Series 2007 Project Note. The Project Note, the Series 2007 Project Note and Series 2008 Project Note shall be payable solely from and secured solely by the Company’s right to receive Income Available for Debt Service.

The Company shall be entitled to a credit against the Loan Payments next required to be made to the extent that the balance of the Bond Fund is then in excess of amounts required (1) for the payment of Bonds theretofore matured or theretofore called for redemption, (2) for the payment of interest for which checks or drafts have been drawn and mailed by the Trustee and (3) for the payment of interest for which moneys were deposited in the Bond Fund pursuant to Section 2.03(c) of the Indenture.

In any event, however, if on the Business Day prior to the date on which the Bond Service Charges are payable, the balance in the Bond Fund is insufficient to make required payments of Bond Service Charges, the Company forthwith will pay to the Trustee for deposit into the Bond Fund, any deficiency.

(b)        If the Trustee withdraws moneys from the Bond Reserve Fund as provided in the Indenture due to a deficiency in the Bond Fund, or if upon a valuation of the amount on deposit in the Bond Reserve Fund which is required by Section 5.04(b) of the Indenture the Bond Reserve Value (as defined in the Indenture) is less than 90% of the Bond Reserve Requirement, and in either such case upon notification by the Trustee to the Company of the deficiency, the Loan Payments shall thereafter include such amounts, in equal monthly installments due on the first day of each succeeding six months, as are necessary to cause the Bond Reserve Value to be not less than the Bond Reserve Requirement within a period of 6 months from the date of such notice.

(c)        In connection with the issuance of any Additional Bonds, the Company shall execute and deliver to the Trustee one or more Additional Notes in a form substantially similar to the form of the Project Note, the Series 2007 Project Note and the Series 2008 Project Note as set forth in Section 4.1 (a) above. All such Additional Notes shall:

(1)        provide for payments of interest equal to the payments of interest on the corresponding Additional Bonds;

(2)        require payments of principal and redemption payments and any premium equal to the payments of principal, prepayments and sinking fund payments and any premium on the corresponding Additional Bonds;

(3)        require all payments on any such Additional Notes to be made no later than the due dates for the corresponding payments to be made on the corresponding Additional Bonds; and

(4)        contain by reference or otherwise optional and mandatory redemption provisions and provisions in respect of the optional and mandatory acceleration or prepayment of principal and any premium corresponding with the redemption and acceleration provisions of the corresponding Additional Bonds.

All Notes shall secure equally and ratably all outstanding Bonds, except that, so long as no Event of Default has occurred and is subsisting hereunder, payments by the Company on any of the Notes shall be used by the Trustee to make a like payment of Bond Service Charges on the corresponding Bonds in connection with which those Notes were delivered and shall constitute Loan Payments made in respect of the related Bonds.

(d)        Upon payment in full, in accordance with the Indenture, of the Bond Service Charges on any or all Bonds, whether at maturity or by redemption or otherwise, or upon provision for the payment thereof having been made in accordance with the provisions of the Indenture, (i) the Notes issued concurrently with those corresponding Bonds, of the same maturity, bearing the same interest rate and in an amount equal to the aggregate principal amount of the Bonds so surrendered and canceled or for the payment of which provision has been made, shall be deemed fully paid, the obligations of the Company thereunder shall be terminated, and any of those Notes shall be surrendered by the Trustee to the Company, and shall be canceled by the Company, or (ii) in the event there is only one of those Notes, an appropriate notation shall be endorsed thereon evidencing the date and amount of the principal payment or prepayment equal to the Bonds so paid, or with respect to which provision for payment has been made, and that Note shall be surrendered by the Trustee to the Company for cancellation if all Bonds shall have been paid (or provision made therefor) and canceled as aforesaid. Unless the Company is entitled to a credit under express terms of this Agreement or the Notes, all payments on each of the Notes shall be in the full amount required thereunder.

(e)        Except for such interest of the Company as may hereafter arise pursuant to Section 8.5 of the Series 2006 Loan Agreement or for such interest of the Issuer as may hereafter arise pursuant to Section 5.07 of the Series 2006 Indenture, the Company and the Issuer each acknowledge that neither the Company nor the Issuer has any interest in the Bond Fund and Bond Reserve Fund and any moneys deposited therein shall be in the custody of and held by the Trustee in trust for the benefit of the Holders pursuant to the terms of the Indenture.

ARTICLE V

Section 5.1 Amendment to Section 5.3 of the Series 2006 Loan Agreement.        Article V, Section 5.3 of the Series 2006 Loan Agreement is hereby deleted in its entirety and replaced with the following Section 5.3:

“Section 5.3. Company to Maintain Its Existence; Sales of Assets or Mergers.        The Company shall do all things necessary to preserve and keep in full force and effect its existence, rights, franchises, licenses and governmental approvals and those of Palo Verde Utilities Company and Santa Cruz Water Company including, without limitation such licenses and approvals as may be required to operate the Project for Project Purposes, except as otherwise permitted by this Section 5.3, and to perform its obligations under this Agreement.

In particular, the Company shall not, nor permit Palo Verde Utilities Company or Santa Cruz Water Company to (a) sell, transfer or otherwise dispose of all, or substantially all, of its assets; (b) consolidate with or merge into any other entity; or (c) permit one or more other entities to consolidate with or merge into it. The preceding restrictions nor any other restrictions herein regarding the transfer of Company interests (or any change in control of the Company) shall not apply, however, to a public offering of all or a part of the member interests of the Company or the reorganization of the Company whereby Global Water Resources, Inc. (incorporated on May 2, 2008) acquires 100% of the limited liability company interests of the Company and then offers for sale to the public shares in Global Water Resources, Inc. all as further set forth in the Preliminary Limited Offering Memorandum dated August 25, 2008 in the section entitled “Proposed Reorganization of the Company”. Additionally, the preceding restrictions shall not apply to a transaction if all of the following conditions are met:

(1)        unless the transferee or the surviving or resulting entity is a public service corporation, and the transferee or the surviving or resulting entity has a net worth, determined in accordance with generally accepted accounting principles consistently applied, equal to or greater than the net worth of the Company immediately prior to such consolidation, merger, sale, transfer or disposition;

(2)        the transferee or the surviving or resulting entity, if other than the Company, by proper written instrument satisfactory to the Issuer and the Trustee, irrevocably and unconditionally assumes the obligation to perform and observe the agreements and obligations of the Company under this Agreement; and

(3)        the Company delivers to the Issuer and the Trustee an opinion of Bond Counsel to the effect that such disposition, sale, transfer, consolidation or merger does not, in and of itself, adversely affect the exclusion from federal gross income of interest on the Bonds.”

ARTICLE VI

MISCELLANEOUS

Section 6.1. Effect of this Second Amendment to Loan Agreement.        Except as expressly supplemented and amended by this Second Amendment to Loan Agreement, all of the terms and conditions of the Loan Agreement as amended by the First Amendment to Loan

Agreement shall remain in full force and effect. If a conflict exists between the provisions of this Second Amendment to Loan Agreement and the Series 2006 Loan Agreement or First Amendment to Loan Agreement, this Second Amendment to Loan Agreement shall control.

Section 6.2. Notice of A.R.S. Section 38-511 – Cancellation.        Notice is hereby given of the provisions of Arizona Revised Statutes Section 38-511, as amended. By this reference, the provisions of said statute are incorporated herein to the extent of their applicability to contracts of the nature of this First Amendment to Loan Agreement under the law of the State.

Section 6.3. Counterparts.        This Second Amendment to Loan Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument.

Section 6.4. Consent.        The Company hereby consents to the execution of the Second Amendment to Loan Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Issuer, the Company and Trustee have caused this Second Amendment to Loan Agreement to be duly executed in their respective names, all as of the date hereinbefore written.

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA, as Issuer

By:	/s/ Stanley Lehman

Name:	Stanley Lehman

Title:	Vice President

GLOBAL WATER RESOURCES, LLC, as Company

By:	/s/ Trevor T. Hill

Name:	Trevor T. Hill

Title:	President/CEO

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Brenda D. Black

Name:	Brenda D. Black

Title:	Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT

TO LOAN AGREEMENT]

EXHIBIT A

FORM OF

SERIES 2008 PROJECT NOTE

GLOBAL WATER RESOURCES, LLC (the “Company”), a limited liability company duly organized and validly existing under the laws of the State of Delaware and qualified to transact business in the State of Arizona, for value received, promises to pay to U.S. Bank National Association, as Trustee (the “Trustee”) under the Indenture hereinafter referred to, the principal sum of:

TWENTY-FOUR MILLION FIVE HUNDRED FIFTY THOUSAND DOLLARS

($24,550,000)

and to pay interest on the unpaid balance of such principal sum from and after October 1, 2008 (the date of original issuance and delivery of the Series 2008 Bonds (defined below)) at the interest rates specified below until the payment of such principal sum has been made or provided for. Interest shall be calculated on the basis of a 360-day year.

Additional Payments shall also be payable in the amounts and at the times provided in the Second Amendment to Loan Agreement, dated as of August 1, 2008, each between The Industrial Development Authority of the County of Pima (the “Issuer”) and the Company (the “Agreement”).

This Note has been executed and delivered by the Company to the Trustee pursuant to the Series 2006 Loan Agreement, dated as of December 1, 2006, as amended by the First Amendment to Loan Agreement dated as of November 1, 2007, as further amended by the Second Amendment to Loan Agreement dated as of August 1, 2008 between the Issuer and the Company (collectively, the “Loan Agreement”). Under the Loan Agreement, the Issuer has loaned the Company the principal proceeds received from the sale of the Issuer’s $24,550,000 aggregate principal amount of Water and Wastewater Revenue Bonds (Global Water Resources, LLC Project), Series 2008, dated October 1, 2008 (the “Series 2008 Bonds”) to assist in the financing of the Series 2008 Project (as defined in the Second Amendment to Loan Agreement), and the Company has agreed to repay such loan by making payments (the “Loan Payments”) at the times and in the amounts set forth on Schedule I attached hereto for application to the payment of the principal of and redemption premium, if any, and interest on the Series 2008 Bonds as and when due and to maintain the Bond Reserve Fund as required by Section 4.1 of the Series 2006 Loan Agreement and Section 5.04 (b) of the Series 2006 Indenture (identified below), subject to the credits permitted under Section 4.1 of the Series 2006 Loan Agreement. The Bonds have been issued, concurrently with the execution and delivery of this Series 2008 Project Note, pursuant to, and are secured by, the Series 2006 Indenture, dated as of December 1, 2006, as supplemented by the First Supplemental Trust Indenture, dated as of November 1, 2007, as further supplemented by a Second Supplemental Trust Indenture dated as of August 1, 2008 between the Issuer and the Trustee (collectively, the “Indenture”).

All capitalized terms not otherwise defined in this Series 2008 Project Note shall have the meanings set forth in the Indenture. The Series 2008 Bonds also bear interest from their date at the interest rates specified below, payable June 1 and December 1 commencing June 1, 2009 and mature on December 1 in the years and the principal amounts as set forth on Schedule II attached hereto.

To provide funds to pay the principal, redemption premium, if any, and interest on the Series 2008 Bonds as and when due as above-specified, the Company hereby agrees to and shall make Loan Payments, in immediately available funds, on or before each Business Day (as defined in the Loan Agreement) prior to any date upon which any principal of, premium, if any, and interest on the Series 2008 Bonds is due, in all events in amounts sufficient to pay principal of, premium, if any, and interest on the Series 2008 Bonds when due and payable by their terms, whether at stated maturity, by acceleration, by redemption or otherwise.

If payment or provision for payment in accordance with the Indenture is made in respect of the principal of, and redemption premium, if any, and interest on the Series 2008 Bonds from moneys other than Loan Payments, this Series 2008 Project Note shall be deemed paid to the extent such payments or provision for payment of Series 2008 Bonds has been made. Subject to the foregoing, all Loan Payments shall be in the full amount required hereunder.

All Loan Payments shall be payable in lawful money of the United States of America and shall be made to the Trustee at its principal corporate trust office and deposited in the Bond Fund created by the Indenture. Except as otherwise provided in the Indenture, such Loan Payments shall be used by the Trustee to pay the principal of, redemption premium, if any, and interest on the Series 2008 Bonds as and when due.

Except as allowed in the Agreement, the obligation of the Company to make the payments required hereunder shall be absolute and unconditional and the Company shall make such payments without abatement, diminution or deduction regardless of any cause or circumstances whatsoever including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee or any other person.

This Series 2008 Project Note is subject to redemption prior to stated maturity, pursuant to the obligation of the Company to give the Issuer and the Trustee sufficient notice of such redemption as shall enable the Issuer and the Trustee to take all action necessary under the Indenture to redeem, on the date specified for prepayment, a like principal amount of Series 2008 Bonds at the same redemption price. Redemption of this Note prior to stated maturity can occur on the same conditions and at the same time as the Bonds are subject to redemption, as set forth in the Series 2008 Bonds and the Indenture.

Whenever an event of default under Section 7.01 of the Series 2006 Indenture shall have occurred and, as a result thereof, the principal of and any premium on all Bonds then outstanding, and interest accrued thereon, shall have been declared to be immediately due and payable pursuant to Section 7.02 of the Series 2006 Indenture, the unpaid principal amount of and any premium and accrued interest on this Series 2008 Project Note shall also be due and payable on the date on which the principal of and premium and interest on the Bonds shall have

A-2

been declared due and payable; provided that the annulment of a declaration of acceleration with respect to the Bonds shall also constitute an annulment of any corresponding declaration with respect to this Series 2008 Project Note. The remedies hereunder following any default of this Series 2008 Project Note shall be limited as set forth in Section 4.1(a) of the Series 2006 Loan Agreement (i.e., recourse against the Company shall be limited to the Company’s rights to receive the Income Available for Debt Service (as defined in the Series 2006 Loan Agreement). The payment of amounts due under this Series 2008 Project Note and under the Loan Agreement are secured by an Amended and Restated Security Agreement, dated as of August 1, 2008 from the Company to the Trustee.

A-3

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name by its duly authorized officers on October 1, 2008.

GLOBAL WATER RESOURCES, LLC

By:
Name:	Trevor T. Hill
Title:	President/CEO

SCHEDULE I

TO

SERIES 2008 PROJECT NOTE

Relating to

THE INDUSTRIAL DEVELOPMENT AUTHORITY

OF THE COUNTY OF PIMA

WATER AND WASTEWATER REVENUE BONDS

(GLOBAL WATER RESOURCES, LLC PROJECT)

SERIES 2008

Series 2008 Loan Payment Schedule

Payment Dates	Principal Component	Interest Component	Loan Payment Total

SCHEDULE II

TO

PROJECT NOTE

Relating to

THE INDUSTRIAL DEVELOPMENT AUTHORITY

OF THE COUNTY OF PIMA

WATER AND WASTEWATER REVENUE BONDS

(GLOBAL WATER RESOURCES, LLC PROJECT)

SERIES 2006

Dated:	December 28, 2006
Delivery:	December 28, 2006

Maturity (December 1)	Principal Amount	Interest Rate	CUSIP (72177T)

2017	$6,910,000	5.45%	AK8

2022	$6,215,000	5.60%	AL6

2032	$23,370,000	5.75%	AN2

SCHEDULE III

TO

SERIES 2007 PROJECT NOTE

Relating to

THE INDUSTRIAL DEVELOPMENT AUTHORITY

OF THE COUNTY OF PIMA

WATER AND WASTEWATER REVENUE BONDS

(GLOBAL WATER RESOURCES, LLC PROJECT)

SERIES 2007

Dated:	November 28, 2007
Delivery:	November 28, 2007

Maturity (December 1)	Principal Amount	Interest Rate	CUSIP (72177T)

2013	1,635,000	5.500%	AR3

2037	$52,500,000	6.550%	AZ5

EXHIBIT B

PALO VERDE WATER FACILITY

PROJECT DESCRIPTION

INDUSTRIAL DEVELOPEMENT AUTHORITY OF THE COUNTY OF PIMA

WATER AND WASTEWATER REVENUE BONDS-Palo Verde

CAPITAL PROJECTS

Project Number	Description	Q4-2007	YTD 2008	Projected	Total $

	Sewer System Major Capital Improvements

	Water Reclamation Facilities
202-04-009	Convert Existing Lagoons	-	-	-	-
202-04-012	Palo Verde WRF Expansion	-	17,935	-	17,935
202-05-036	Southwest Area WRF Campus No. 2	60,848	240,722	-	301,570
202-06-016	Campus 1 Overall Site Improvement	23,908	433,837	-	457,745
202-06-028	Campus 3 (SE) WRF Recharge	-	1,022	-	1,022
202-06-036	Campus 2 Overall Site Improvement	16,432	45,689	-	62,122
202-07-002	Campus 1 Recharge	33,866	18,759	-	52,625
202-07-017	WWTP Capacity Enhancements	4,035	3,249	-	7,284
202-07-021	Campus I WRF Phase III Expansion	37,313	177,882	-	215,195
202-07-024	Maricopa Meadows Retention Structure Level Control	-	2,895	-	2,895
202-07-025	Campus I WRF Control Systems Improvements	-	-	-	-
202-08-500-01AA	Palo Verde WRF	-	404,926	-	404,926
202-08-700	WRF VFD Rehab and Upgrades	-	57,704	-	57,704
202-08-701	Belt Filter Press Rehab	-	30,347	-	30,347
202-08-702	Failed Decanter	-	36,161	-	36,161
202-08-703	Headworks Upgrade	-	7,605	-	7,605
202-08-706	Sand Filter Improvements	-	38,532		38,532
202-08-709	Effluent Pump VFD	-	5,205	-	5,205
202-08-712	PLC Code at PV WRF	-	16,500		16,500
202-08-713	Sand Filter Feed Pump	-	5,266	-	5,266
202-08-715	Cooling System Improvements	-	31,437	-	31,437
202-XX-XXX	Water Reclamation Facilities (Future)	-	-	5,000,000	5,000,000
	Subtotal	176,402	1,575,674	5,000.000	6.752,076

	Lift Stations
202-04-013	Influent Pump Station at PVUC WRF	-	-	-	-
202-05-037	SE Area Lift Station	23,426	21,248	-	44,673
202-05-055	SE Area Force Main	7,373	-	-	7,373
202-05-072	Tortosa Lift Station	-	2,088	-	2,088
202-05-704	McDavid Lift Station & Force Main	-	-	-	-
202-05-706	Alterra Lift Station & Force Main	-	-	-	-
202-05-708	Smith Farms LS & FM (incl Gravity)	-	-	-	-
202-06-008	SW Area Main Lift Station	5,279	24,243	-	29,522
202-07-003	Lift Station Upgrades (H2S Protection & Odor Control)	12,607	121,900	-	134,507
202-07-008	2nd VFD @ Campus 1 Influent Lift Station	4,776	110	-	4,886
202-07-701	Palo Verde Lift Station - Pump Down Sizing	-	2,390	-	2,390
202-07-703	Groves Lift Station Pumps	-	48,825	-	48,825
202-07-704	Odor Control System Upgrades	-	6,411	-	6,411
202-08-500-01CC	Cobblestone Lift Station	-	28,051	-	28,051
202-08-500-01HH	Rancho El Dorado Lit Station	-	9,325	-	9,325
202-08-705	RED Liftstation Upgrades	-	113,139	-	113,139
202-08-707	Influent Pipe Protection	-	188	-	188
202-08-722	Alterra Sewer System	-	5,592	-	5,592
202-XX-XXX	Lift Stations (Future)	-	-		-
	Subtotal	53,460	383,510	-	436,970

	Reclaimed Water Distribution Centers
202-XX-XXX	Reclaimed Water Distribution Centers & Pipelines	-	-	-	-
	Subtotal	-	-	-	-

	Recharge Facilities
202-06-035	Campus 2 Recharge Wells (SW)	-	1,600	-	1,600
202-XX-XXX	Recharge Facilities (Future)	-	-	-	-
	Subtotal	-	1,600	-	1,600

	Pipelines
202-04-015	Bowlin Rd Utilities (Santa Rosa Wash to Dunn Ranch)	-	-	-	-
202-04-019	24” Reclaimed in Santa Rosa Wash (Smith Enke to South)	-	-	-	-

202-04-026	Honeycutt Utilities (Porter to Fuqua)	-	-	-	-
202-05-021	SR 347 (Bowlin to Palo Brea)	-	-	1,500,000	1,500,000
202-05-022	Modification to Porter Well Raw Water Line	-	-	-	-
202-05-024	Bowlin Rd Utilities (Porter to Smith Farms)	-	-	-	-
202-05-026	White & Parker (Honeycutt to Farrell)	-	-	-	-
202-05-038	Bowlin Rd Utilities (White & Parker to Hartman)	-	-	-	-
202-05-041	Farrell (White & Parker to Hartman)	329	2,970	-	3,299
202-05-050	Sorrento Reclaimed Water Line	-	-	-	-
202-05-056	Maricopa Business Center	-	-	-	-
202-05-063	Peters & Nall Utilities (Amarillo Valley to Green)	-	-	-	-
202-05-064	Green Rd Utilities (Peters & Nall to Val Vista)	1,116	7,100	-	8,216
202-05-065	Papago Rd Utilities (White to Green)	131,525	14,101	-	145,626
202-05-074	Amarillo Creek Oversizing	-	234,520	-	234,520
202-06-009	Santa Cruz Ranch Utilities	-	17,945	-	17,945
202-06-010	Eagle Shadow Sanitary Sewer	-	-	-	-
202-06-012	Bowlin Rd Utilities (White & Parker to Fuqua)	-	1,790	-	1,790
202-06-029	Lakes at Maricopa Reclaimed Water Line	24,436	920,571	-	945,007
202-06-031	Ralston Road Utilities	-	-	-	-
202-06-032	Legends Ranch Utilities	400	3,134	-	3,534
202-07-005	Eagle Shadow Reclaimed	-	85	-	85
202-07-007	White & Parker (Farrell to Daltessa)	4,746	-	-	4,746
202-07-009	Vintage Estates Utilities	155	10,502	-	10,657
202-07-010	Green Rd Utilities (Val Vista to Terrazo)	18,735	35,553	-	54,288
202-07-013	Maricopa Opus/Hidden Valley Utilities	12,856	14,506	-	27,362
202-07-019	Stagestop Marketplace (Sewer)	76,968	-	-	76,968
202-07-026	Sorrento Sewer Oversizing	-	42,560	-	42,560
202-08-005	Santa Rosa Wash 30” Sewer Encasement	-	5,069	-	5,069
202-XX-XXX	Pipelines (Future)	-	-	-	-
	Subtotal	271,266	1,310,405	1,500,000	3,081,872

	SCADA
202-06-004	SCADA	24,946	53,435	3,000,000	3,078,381
202-06-011	Lake Level Controls	112,840	14,961	-	127,802
	Subtotal	137,787	68,396	3,000,000	3,206,183

	Other
202-04-020	Palo Verde WRF 9 MGD APP Amendment	-	-	-	-
202-05-003	Upgrade Infrastructure AZPDES	-	-	-	-
202-05-005	North Area Master Plan Update	-	-	-	-
202-05-035	Golf Course Wash	-	-	-	-
202-05-043	SW WRF Recharge Evaluation & Permitting (APP & AZPDES)	14,900	47,597	-	62,497

202-05-044	SW Area WW Master Plan	-	-	-	-
202-05-045	GIS Implementation	-	25,260	-	25,260
202-05-051	Consolidated 208 Plan Amendment	-	-	250,000	250,000
202-05-054	SE Area WW Master Plan	-	-		-
202-06-000	Miscellaneous Projects - 2006	-	-	-	-
202-07-000	Miscellaneous Projects - 2007	31,864	2,900	-	34,765
202-07-004	PVUC Wastewater Master Planning	-	887	-	887
202-07-018	AZPDES Renewal	10,797	16,323	-	27,120
202-07-700	Santa Rosa Wash Manholes	-	3,171		3,171
202-07-999	Conveyance Costs - 2007	405	-	-	405
202-08-000	Miscellaneous Projects - Commencing 2008	-	497	-	497
202-08-001	2008 Sewer Manhole Rehabilitation Program	-	104,908	-	104,908
202-08-006	CC & N Expansion	-	3,160	-	3,160
202-08-009	Palo Verde Site Cleanup	-	8,987	-	8,987
202-08-010	UCR Program Management	-	9,730	-	9,730
202-08-708	Porter Rd Asphalt Repair	-	1,025	-	1,025
202-08-710	Maricopa Microscope Project	-	6,347		6,347
			-		-
202-08-714	PV Critical Spare Parts	-	17,420	-	17,420
202-08-500-80AA	Equipment	-	9,945	-	9,945
202-08-500-99AA	Meters and Services	-	-	-	-
202-08-999	Conveyance Costs - 2008	-	4,358	-	4,358
202-XX-XXX	Other (Future)	-	-	750,000	750,000
	Subtotal	57,966	262,516	1,000,000	1,320,483

	Total Sewer Major Capital Projects	696,882	3,602,102	10,500,000	14,798,983

	(Excluding GWM Fee)

EXHIBIT C

SANTA CRUZ WATER FACILITY

PROJECT DESCRIPTION

INDUSTRIAL DEVELOPEMENT AUTHORITY OF THE COUNTY OF PIMA

WATER AND WASTEWATER REVENUE BONDS-Santa Cruz

CAPITAL PROJECTS

Project Number	Description	Q4 - 2007	YTD 2008	Projected	Total $

	Water System Major Capital Improvements

	Water Distribution Centers
602-05-025	Rancho El Dorado WDC	35,682	29,031	-	64,713
602-05-031	SW Area WTP - Terrazo	-	343,048	-	343,048
602-05-032	Solana Ranch WDC	-	-	-	-
602-05-033	Rancho Mirage WTP	-	328,975	-	328,975
602-05-060	Sampling Stations	-	-		-
602-05-073	Maricopa Meadows WDC Upgrades	-	-	-	-
602-06-007	Maricopa Groves WDC Upgrades	-	-	-	-
602-06-013	Southwest Surface Water Treatment Plant	-	-		-
602-06-033	Legends Ranch Water Distribution Center	4,823	477	-	5,299
602-07-001	Cortona Booster Pump Facility	-	-	-	-
602-07-023	Cobblestone Irrigation Pump Station Improvements	-	-	-	-
602-08-002	Terrazo WDC Reconstruction	-	119,148	-	119,148
602-08-500-01AA	Rancho El Dorado WDC		-		-
602-08-500-02AA	Rancho Mirage WDC	-	346	-	346
602-08-500-05AA	Maricopa Groves WDC		1,010		1,010
602-08-700	Instrumentation Upgrade RED WDC	-	1,348	-	1,348
602-XX-XXX	Water Distribution Centers (Future)		-	2,500,000	2,500,000
	Subtotal	40,505	823,383	2,500,000	3,363,887

	Surface Water Treatment Facilities
602-05-048	Maricopa Groves Plant Conversion to Surface Water Treatment	2,617	22,428	-	25,045
602-XX-XXX	Surface Water Treatment Facilities (Expansion)	-	-	-	-
	Subtotal	2,617	22,428	-	25,045

	Well Development
602-04-023	Upgrade of Neely Wells	6,129	4,815	-	10,944
602-05-004	Neely Wells Connections at Water Treatment Facility	-	-	-	-
602-05-047	Upgrade Glennwilde Well	50,179	35,309	-	85,488
602-05-069	Amarillo Creek East Well Upgrades	147,324	79,395	-	226,718
602-05-070	Sunset Canyon Well Upgrades	7,561	6,809	-	14,370
602-06-003	Cobblestone Well Rehab	-	-	-	-
602-06-011	Lake Level Controls	104,593	4,462	-	109,055
602-06-021	Palomino Ranch South Well Upgrades	-	-	-	-
602-06-022	Amarillo Creek South Well Upgrades	1,465	233	-	1,698
602-06-025	Rancho Mirage Well Upgrades	6,796	-	-	6,796
602-06-026	Sorrento Well Upgrades	-	-	-	-
602-06-027	Homestead East Well Upgrades	-	-	-	-
602-06-030	Homestead West Well Upgrades	38,735	-	-	38,735
602-06-037	Initial Well Development	-	-	-	-
602-07-006	SCWC Well Development	51,982	8,524	-	60,506
602-07-016	Neely East Control Valve	600	14,939	-	15,539
602-07-022	Smith Well Rehabilitation	16,127	3,761	-	19,888
602-08-003	Interim Sunset Canyon Well Improvements	-	-	-	-
602-08-004	SCWC Potable Well	-	5,325		5,325
602-08-006	CC & N Expansion	-	7,994	-	7,994
602-08-007	Future Well New Source Water Sampling	-	-	-	-
602-08-008	Rancho Mirage Well Pump Upgrades	-	76,907	-	76,907
602-08-500-01BB	Neely West Well	-	718		718
602-08-500-01DD	Neely North Well	-	2,829	-	2,829
602-08-500-02CC	Rancho Mirage Well	-	950	-	950
602-08-500-50LL	Rancho El Dorado Well	-	3,008	-	3,008
602-08-500-51BB	Cobblestone Well	-	3,114		3,114
602-08-500-53LL	Rancho Mirage	-	7,855		7,855
602-08-500-55LL	Villages	-	2,452		2,452
602-08-500-57BB	Glennwilde Well	-	25,015		25,015
602-08-500-58LL	Glennwilde	-	2,594		2,594
602-08-701	Smith Well Replacement	-	2,410	-	2,410
602-08-705	Vance Well Flowmeter	-	258	-	258
602-08-707	Porter Well Upgrades	-	8,020	-	8,020
602-XX-XXX	New Well Development	-	-	1,500,000	1,500,000
	Subtotal	431,491	307,697	1,500,000	2,239,188

	Pipelines
602-04-008	10” Brine Waterline at Rancho El Dorado	-	-	-	-
602-05-010	Fuqua Utilities (Honeycutt to Bowlin)	-	-	-	-
602-05-013	Sorrento Raw Water Infrastructure	-	-	-	-

602-05-014	Rancho Mirage Raw Water Infrastructure	-	-	-	-
602-05-022	Porter Road Raw Water Line	-	-	-	-
602-05-023	DR Horton Raw Water Line	-	-	-	-
602-05-026	White & Parker Rd Utilities (Bowlin to Farrell)	-	-	-	-
602-05-041	Farrell Rd Utilities (White & Parker to Hartmann)	-	4,550	-	4,550
602-05-042	Farrell Rd Utilities (Santa Rosa Wash to SR 347)	53,574	3,208	-	56,782
602-05-049	Porter Rd Utilities (Bowlin to Farrell)	137,142	275	-	137,417
602-05-052	RED PH III Raw Water Line	-	-	-	-
602-05-056	Maricopa Business Center	-	-	-	-
602-05-058	Maricopa Meadows Raw Water Line	-	-	-	-
602-05-067	Amarillo Creek Potable/Raw Water Line	1,130,412	1,168,751	-	2,299,163
602-05-074	Amanllo Creek Oversizing	45,252	-	-	45,252
602-06-001	Hartmann Rd Watermain	-	-	-	-
602-06-002	Rancho Mirage WDC Raw Water Line	214,446	15,895	-	230,341
602-06-009	Santa Cruz Ranch Utilities	-	33,418	-	33,418
602-06-012	Bowlin Rd Utilities (White & Parker to Fuqua)	-	-	-	-
602-06-018	Palomino Ranch Raw Water Line	-	-	-	-
602-06-019	Amarillo Creek - Pecan Woods Raw Water Line	3,930	-	-	3,930
602-06-029	Lakes @ Maricopa Water Line	2,633	8,749	-	11,381
602-06-032	Legends Ranch Utilities	500	1,240	-	1,740
602-06-038	SE Raw Water Delivery Pipeline	-	-	-	-
602-07-007	White & Parker (Farrell Rd to Del Tessa)	-	1,585	-	1,585
602-07-009	Vintage Estates Utilities	155	2,325	-	2,480
602-07-011	MSIDD Turnout No.3 for Legends Ranch	-	-	1,000,000	1,000,000
602-07-012	Amarillo Creek Unit 3 Water	-	-	-	-
602-07-013	Maricopa Opus/Hidden Valley Utilities	15,424	22,573	-	37,997
602-07-014	Sunset Canyon Raw Water	1,020	-	-	1,020
602-07-015	Porter Rd Utilites (Farrell Rd to Daltessa Heights)	39,562	1,436	-	40,998
602-07-026	Sorrento Water Main Oversizing	-	35,290	-	35,290
602-08-500-90AA	Pipeline Improvements	-	2,136		2,136
602-08-703	16” Line in SRW Possible Encasement	-	2,304	-	2,304
602-XX-XXX	Pipelines (Future)	-	-	1,500,000	1,500,000
	Subtotal	1,644,050	1,303,735	2,500,000	5,447,785

	SCADA
602-06-004	SCADA (North Area)	50,613	486,503	-	537,116
602-XX-XXX	SCADA (Future)	-	-		-
	Subtotal	50,613	486,503	-	537,116

	Other
101-08-500-70AA	Deer Valley Support Center	-	126,264	-	126,264
101-07-001GRTH	Growth Management		10,388		10,388
602-05-006	North Area Well Assessments	-	-	-	-
602-05-028	Southwest Area Well Assessment	-	-	-	-
602-05-029	Southeast Area Well Assessment	-	-	-	-
602-05-030	SW Area Water Master Plan	-	-	-	-
602-05-039	Maricopa Admin Office	208,056	273,697	-	481,753
602-05-045	GIS Imrplemantation	51,936	146,768	-	198,704
602-05-046	Fixed Network Installation	424,987	72,230	-	497,217
602-05-062	SCWC DAWS Southwest	-	-	-	-
602-06-000	Miscellaneous Projects - 2006	-	-	-	-
602-06-015	SE Water Master Plan	-	-	-	-
602-06-024	SCWC DAWS Southeast	1,540	3,260	-	4,800
602-06-034	NW Water Master Plan	-	-	-	-
602-06-999	Conveyance Costs - 2006	-	-	-	-
602-07-000	Miscellaneous Projects - 2007	106,693	6,190	-	112,884
602-07-004	SCWC Water Master Planning	6,616	13,788	-	20,404
602-07-700	Radiochem Samples (Uranium)	-	5,610	-	5,610
602-07-999	Conveyance Costs - 2007	286	-	-	286
602-08-000	Miscellaneous Projects - 2008	-	2,455	-	2,455
602-08-009	Santa Cruz Site Cleanup	-	8,987	-	8,987
602-08-500-70AA	Global Water Center	-	16,619	-	16,619
602-08-500-80AA	Equipment	-	762		762
602-08-500-80BB	Vehicles	-	509	-	509
602-08-500-99AA	Meters and Services	-	183,989	-	183,989
602-08-704	Tortosa Rd Repair	-	256	-	256
602-08-706	Sorrento Blvd Rd Failure	-	10,626		10,626

602-08-999	Conveyance Costs - 2008	-	62,668	-	62,668
602-XX-XXX	Other (Future)	-	-	-	-
	Subtotal	800,115	945,066	-	1,745,181

	Total Water Major Capital Projects	2,969,390	3,888,812	6,500,000	13,358,202
	(Excluding GWM Fee)

	Total Water & Wastwater Major Capital Projects	3,666,272	7,490,914	17,000,000	28,157,185
	(Excluding GWM Fee)

EXHIBIT D

COST OF ISSUANCE

Party	Amount

Issuer’s Counsel Fees and Expenses	$25,000

IDA Fees	$3,000

Underwriter’s Counsel Fees and Expenses	$78,000

Bond Counsel Fees and Expenses	$100,000

Lender’s Counsel	$15,000

$221,000

EXHIBIT E

FORM OF DISBURSEMENT SCHEDULE

STATEMENT NO.                  REQUESTING DISBURSEMENT OF FUNDS FROM

PROJECT FUND PURSUANT TO SECTION 3.2 OF THE SECOND

AMENDMENT TO LOAN AGREEMENT

DATED AS OF AUGUST 1, 2008, BETWEEN

THE INDUSTRIAL DEVELOPMENT AUTHORITY OF

THE COUNTY OF PIMA

AND GLOBAL WATER RESOURCES, LLC

Pursuant to Section 3.2 of the Second Amendment to Loan Agreement between The Industrial Development Authority of the County of Pima (the “Issuer”) and Global Water Resources, LLC (the “Company”), dated as of August 1, 2008, the undersigned Authorized Company Representative hereby requests and authorizes U.S. Bank National Association, a national banking association validly existing and duly organized under the laws of the United States, as trustee (the “Trustee”), as depository of the Series 2008 Project Fund created by the Indenture and defined in the Loan Agreement, to pay to the Company or to the person(s) listed on the Disbursement Schedule attached hereto out of the moneys deposited in the Series 2008 Project Fund the aggregate sum of $                     to pay such person(s) or to reimburse the Company in full, as indicated in the Disbursement Schedule, for the advances, payments and expenditures made by it in connection with the items listed in the Disbursement Schedule.

In connection with the foregoing request and authorization, the undersigned hereby certifies that:

(a)        Each item for which disbursement is requested hereunder is properly payable out of the Series 2008 Project Fund in accordance with the terms and conditions of the Agreement and none of those items has formed the basis for any disbursement heretofore made from said Project Fund.

(b)        Each such item is or was necessary in connection with the construction, installation, equipment or improvement of the Project, as defined in the Agreement.

(c)        The Company has received, or will concurrently with payment receive, appropriate waivers of any mechanics’ or other liens with respect to each item for which disbursement is requested hereunder.

(d)        Check applicable provision(s): (i)              Each item for which disbursement is requested hereunder, and the cost for each such item, is as described in the information statement filed by the Issuer in connection with the issuance of the Series 2008 Bonds (as defined in the Second Amendment to Loan Agreement), as required by Section 149(e) of the Code. (ii)              one or more of such items is not as described in that information statement but, attached hereto is a computation evidencing that the average reasonably expected economic life of the facilities which have been and will be paid for with moneys in the Series 2008 Project Fund is not less than 5/6ths of the average maturity of the

Series 2008 Bonds or attached hereto is an Opinion of Bond Counsel to the effect that the requested disbursement will not cause interest on the Series 2008 Bonds to be included in federal gross income for tax purposes.

(e)        This statement and all exhibits hereto, including the Disbursement Schedule, shall be conclusive evidence of the facts and statements set forth herein and shall constitute full warrant, protection and authority to the Trustee for its actions taken pursuant hereto.

(f)        This statement constitutes the approval of the Company of each disbursement hereby requested and authorized.

This              day of                                                      , 2008.

Authorized Company Representative

DISBURSEMENT SCHEDULE

TO STATEMENT No.                                          REQUESTING AND AUTHORIZING DISBURSEMENT OF FUNDS FROM PROJECT FUND PURSUANT TO SECTION 3.2 OF THE SECOND AMENDMENT TO LOAN AGREEMENT DATED AS OF AUGUST 1, 2008, BETWEEN THE INDUSTRIAL DEVELOPMENT AUTHORITY OF THE COUNTY OF PIMA AND GLOBAL WATER RESOURCES, LLC.

PAYEE                                     AMOUNT                                  PURPOSE